Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 09/18/2001

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Servicing Certificate

Beginning Principal Balance                                      125,591,880.85
Ending Principal Balance                                         121,636,019.63
Principal Collections                                              3,474,205.22
Interest Collections                                               1,476,049.20

Active Loan Count                                                         2,657

Principal Balance of Current Month Prefunding                              0.00

Substitution Adjustment Amount                                             0.00

Policy Draw Amount                                                         0.00


Total Limited Reimbursement Amount                                    25,937.71

Current month distribution to Credit Enhancer                         34,916.14

Net Loan Rate                                                            13.82%

Note Rate - Class A-1 Notes                                             3.8100%
Note Rate - Class A-2 Notes                                             7.8400%
Note Rate - Class A-3 Notes                                             8.1700%
Note Rate - Class A-4 Notes                                             8.2700%

                  Beginning Note BalanceEnding Note BalancePrincipal DistributioInterest
  Class A-1 Notes         29,282,493.20      25,326,631.98        3,955,861.22   89,872.85
  Class A-2 Notes         18,887,000.00      18,887,000.00                   -  123,395.07
  Class A-3 Notes         29,790,000.00      29,790,000.00                   -  202,820.25
  Class A-4 Notes        41,753,000.00      41,753,000.00                   -  287,747.76
                         --------------     --------------                  -- ----------
      Total Notes        119,712,493.20     115,756,631.98        3,955,861.22  703,835.93

Certificates                                                         253,583.86

Prefunding Account                                            Total Amount
                                                          ----------------------
Beginning Balance                                                          0.00
Interest Earned on Prefunding Account                                      0.00
Prior month Interest earned transferred to overcollateralization           0.00
Collection Period Subsequent Transfer                                      0.00
Prefunding Account balance distributed to Noteholders                      0.00
                                                          ----------------------
Total Ending Prefunding Account Balance  as of Payment Date                0.00


Capitalized Interest Account Balance
Beginning Balance                                                          0.00
Withdraw relating to prior month Collection Period                         0.00
Interest Earned                                                            0.00
Interest Earned sent to Note Payment account                               0.00
Total Ending Capitalized Interest Account Balance to Noteholders           0.00
                                                          ----------------------
        Total Ending Capitalized Interest Account Balance                  0.00
                                                          ======================


Beginning Overcollateralization Amount                             5,880,121.40
Overcollateralization Amount Increase (Decrease)                          (0.00)
                                                          ----------------------
Ending Overcollateralization Amount                                5,880,121.40
Outstanding Overcollaterization Amount                                    (0.00)
                                                          ----------------------
Required Overcollateralization Amount                              5,880,121.40


                                                                                      Number       Percent
                                                                        Balance      of Loans    of Balance
Delinquent Loans (30 Days)                                         1,886,406.26         40          1.55%
Delinquent Loans (60 Days)                                           908,431.54         18          0.75%
Delinquent Loans (90+ Days) (1)                                    2,283,705.94         35          1.88%
Foreclosed Loans                                                      86,766.02         2           0.07%
REO                                                                        0.00         0           0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                   Percent
                                                           Liquidation To-Date                   of Balance
                                                          ----------------------
Beginning Loss Amount                                              3,611,210.42
Current Month Loss Amount                                            481,656.00                     0.40%
Current Month Principal Recovery                                          60.59
Net Ending Loss Amount                                             4,092,805.83
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